Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Green Ballast, Inc. (the “Company”) on Form 10-K for the annual period ended December 31, 2014 and December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacity and date indicated below, hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods indicated.

Date:       June 30, 2015

Signature:	/s/ J. Kevin Adams
Title: Principal Executive Officer